SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2004

AVANIR PHARMACEUTICALS

(Exact Name of Registrant as Specified in Charter)

California	001-15803	33-0314804
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road, Suite 200, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 622-5200

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

     On June 15, 2004, Avanir issued and sold 2,952,756 shares of Class A common stock to Lazard Freres & Co LLC pursuant to the over-allotment option Avanir granted in connection with its public offering of 19,685,040 shares of Class A common stock, which closed June 1, 2004. As a result of these issuances, the Company raised a total of $28.75 million in gross proceeds, and approximately $26.3 million after underwriting discounts and offering expenses.

     As of June 15, 2004, the Company had a total of 94,141,411 shares of Class A common stock issued and outstanding.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2004

AVANIR PHARMACEUTICALS

	By:	/s/ Gregory P. Hanson Gregory P. Hanson Chief Financial Officer